Exhibit 21.1
Subsidiaries of Registrant as of March 31, 2022

Name: Digirad Health, Inc.
State of Incorporation: Delaware

Name: Digirad Diagnostic Imaging, Inc.
State of Incorporation: Delaware

Name: Digirad Imaging Solutions, Inc.
State of Incorporation: Delaware

Name: Project Rendezvous Holding Corporation
State of Incorporation: Delaware

Name: Project Rendezvous Acquisition Corporation
State of Incorporation: Delaware

Name: Star Real Estate Holdings USA, Inc.
State of Incorporation: Delaware

Name: 947 Waterford Road, LLC
State of Incorporation: Delaware

Name: 56 Mechanic Falls Road, LLC
State of Incorporation: Delaware

Name: 300 Park Street, LLC
State of Incorporation: Delaware

Name: ATRM Holdings, Inc.
State of Incorporation: Minnesota

Name: KBS Builders, Inc.
State of Incorporation: Delaware

Name: EdgeBuilder, Inc.
State of Incorporation: Delaware

Name: Glenbrook Building Supply, Inc.
State of Incorporation: Delaware

Name: Star Equity Fund GP, LLC
State of Incorporation: Delaware

Name: Star Equity Fund, LP
State of Incorporation: Delaware

Name: Star Value, LLC
State of Incorporation: Delaware

Name: Star Investment Management, LLC
State of Incorporation: Connecticut